Exhibit 99.2

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31,

(in thousands, except per unit amounts)

	2003	2002	2001
RENTAL OPERATIONS:
Revenues:
Rental income from continuing operations	$691,998	$655,401	$653,213
Equity in earnings of unconsolidated companies	23,688	27,180	31,391
	715,686	682,581	684,604

Operating Expenses:
Rental expenses	141,847	122,934	116,860
Real estate taxes	77,545	70,143	66,980
Interest expense	126,039	111,730	106,575
Depreciation and amortization	188,624	166,670	149,972
	534,055	471,477	440,387

Earnings from continuing rental operations	181,631	211,104	244,217

SERVICE OPERATIONS:
Revenues:
General contractor gross revenue	286,689	194,439	264,455
General contractor costs	(259,930)	(172,559)	(229,845)
Net general contractor revenue	26,759	21,880	34,610
Property management, maintenance and leasing fees	14,731	14,301	22,824
Construction management and development activity income	15,486	29,428	19,142
Other income	1,520	2,251	3,883

Total revenue	58,496	67,860	80,459

Operating expenses	37,378	38,340	45,344

Earnings from service operations	21,118	29,520	35,115

General and administrative expense	(21,328)	(24,676)	(15,509)

Operating income	181,421	215,948	263,823

OTHER INCOME (EXPENSE):
Interest income	3,613	3,860	5,092
Earnings from sale of land and depreciable property dispositions, net of impairment adjustment	15,752	7,292	45,708
Other revenue (expense)	(734)	182	(2,582)
Other minority interest in earnings of subsidiaries	(586)	(1,093)	(2,411)
Income from continuing operations	199,466	226,189	309,630

Discontinued operations:
Net income from discontinued operations	6,322	11,139	13,650
Gain (loss) on sale of discontinued operations, net of impairment adjustments	13,024	(4,969)	—
Income from discontinued operations	19,346	6,170	13,650

Net income	218,812	232,359	323,280
Dividends on preferred units	(39,225)	(52,613)	(60,850)
Adjustment for redemption of preferred units	—	(8,145)	(2,538)

Net income available for common unitholders	$179,587	$171,601	$259,892

Basic net income per common unit:
Continuing operations	$1.07	$1.11	$1.67
Discontinued operations	$0.13	$0.04	$0.09
Total	$1.20	$1.15	$1.76

Diluted net income per common unit:
Continuing operations	$1.06	$1.10	$1.65
Discontinued operations	$0.13	$0.04	$0.09
Total	$1.19	$1.14	$1.74

Weighted average number of common units outstanding	150,280	149,423	147,961

Weighted average number of common and dilutive potential common units	151,141	150,839	151,710

See accompanying Notes to Consolidated Financial Statements.

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(15)  Discontinued Operations

During the period January 1, 2004 through September 30, 2004, we sold or held for sale thirty-six properties owned by us and not classified as assets held for sale as of December 31, 2003.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2003, 2002, and 2001 in the consolidated statements of operations.  The effect of these reclassifications resulted in an increase to income from discontinued operations for the year ended December 31, 2003 of $3.4 million  For the year ended December 31, 2002, these reclassifications resulted in an increase of $489,000, which included a $4.4 million reclass of an impairment charge.  For 2001, these reclassifications resulted in an increase of $6.6 million.

In addition, the reclassifications of the operations of these additional thirty-nine properties to discontinued operations resulted in the following restated Statement of Operations:

	2003	2002	2001
Statement of Operations:
Revenues	$27,246	$35,161	$38,745
Expenses:
Operating	7,811	8,457	8,264
Interest	5,467	6,553	7,255
Depreciation and Amortization	7,610	8,951	9,742
General and Administrative	38	60	50
Operating Income	6,320	11,140	13,434
Other Income	2	(1)	216
Income from discontinued operations, before gain on sale	6,322	11,139	13,650
Gain (loss) on sale of property, net of impairment adjustment	13,024	(4,969)	—
Income from discontinued operations	$19,346	$6,170	$13,650

Further, the reclassifications of the operations of these additional thirty-six properties to discontinued operations resulted in the following restated segment disclosures:

	2003	2002	2001
Revenues
Rental Operations:
Office	$420,481	$394,345	$373,698
Industrial	261,871	252,395	259,628
Retail	5,863	4,733	16,125
Service Operations	58,496	67,860	80,459
Total Segment Revenues	746,711	719,333	729,910
Non-Segment Revenue	27,471	31,108	35,153
Consolidated Revenue from continuing operations	774,182	750,441	765,063
Discontinued Operations	27,246	36,436	38,745
Consolidated Revenue	$801,428	$786,877	$803,808

	2003	2002	2001

Funds From Operations
Rental Operations:
Office	$273,083	$263,276	$252,982
Industrial	196,626	195,432	204,413
Retail	4,929	4,128	13,293
Services Operations	21,118	29,520	35,115
Total Segment FFO	495,756	492,356	505,803
Non-Segment FFO:
Interest expense	(126,039)	(111,730)	(106,575)
Interest income	3,613	3,860	5,092
General and administrative expense	(21,328)	(24,676)	(15,509)
Gain on land sales	7,135	4,478	5,080
Impairment charges on depreciable property	(500)	(9,379)	(4,800)
Other expenses	(2,765)	(330)	(3,899)
Minority interest in earnings of subsidiaries	(586)	(1,093)	(2,411)
Joint Venture FFO	42,526	44,778	45,570
Dividends on preferred units	(39,225)	(52,613)	(60,850)
Adjustment for redemption of preferred units	—	(8,145)	(2,538)
Discontinued operations	13,932	21,365	23,392
Consolidated FFO	372,519	358,871	388,355

Depreciation and amortization on continuing operations	(188,624)	(166,670)	(149,972)
Depreciation and amortization on discontinued operations	(7,610)	(8,951)	(9,742)
Share of joint venture adjustments	(18,839)	(17,598)	(14,177)
Earnings from sale of depreciated property and ownership interests in unconsolidated companies in continuing operations	9,117	12,193	45,428
Earnings (loss) from sale of depreciated property in discontinued operations	13,024	(6,244)	—

Net income available for common unitholders	$179,587	$171,601	$259,892